XFONE, INC. TO BE LISTED ON THE AMERICAN STOCK EXCHANGE

Company to Initiate Trading Under “XFN” Effective June 8, 2005

LONDON –- (PR Newswire) – June 3, 2005 — XFONE, Inc. (OTCBB:XFNE), a provider of international voice and data communications services, today announced that its common stock will commence trading on the American Stock Exchange effective June 8, 2005 under the trading symbol “XFN”.

The Company was approved for listing on the American Stock Exchange based upon a review by an Exchange Listing Qualifications Panel, which authorized approval of the listing pursuant to Section 1203(c)(i)(A) of the Amex Company Guide, notwithstanding the fact that XFONE does not fully satisfy the Exchange’s regular initial listing standards with respect to earning pre-tax income from continuing operations of at least $750,000 in its last fiscal year, or in two of its last three fiscal years. The Panel’s decision was based upon its determination that the Company satisfies the minimum Alternative Listing Standards and its affirmative finding that mitigating factors warrant listing pursuant to the Alternative Listing Standards.

Specifically, the Panel noted the Company’s consistent long term history of operations and growth, its sound and conservative management and the likelihood, based on the Company’s plans for this year (including, in particular, the development of its Israeli operations) that the Company would meet the initial listing standards in Section 101 of the Amex Company Guide.

This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

“This marks yet another significant milestone for XFONE. Being welcomed onto the American Stock Exchange is a significant step forward in the full implementation of our business strategy and should help to attract additional institutional and retail interest in our Company and stock,” stated Guy Nissenson, Chief Executive Officer of XFONE.

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE, Inc. is an international voice and data communications services provider with operations in the United Kingdom, the United States and Israel that offers a wide range of services, which include: local, long distance and international telephone services; prepaid and postpaid calling cards; cellular services; VoIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers in 75 countries across Europe, Australia, North America, South America, Asia and Africa.

This press release contains forward-looking statements. The words or phrases “should,” “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” The Company’s financial results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this press release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, and license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

For More Information, Please Contact:

Elite Financial Communications Group
Stephanie Noiseux, 407-585-1080
xfne@efcg.net